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                                                                    EXHIBIT 10.3


                                 NAVISITE, INC.
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                       Nonstatutory Stock Option Agreement
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1.  Grant of Option.
    ---------------

    This agreement evidences the grant by NaviSite, Inc., a Delaware corporation (the "Company"), on February 23, 2001 (the "Grant Date") to James Moore, a director of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein, a total of 10,000 shares (the "Shares") of common stock, $0.01 par value per share, of the Company ("Common Stock") at $1.875 per Share. Unless earlier terminated, this option shall expire on February 23, 2011 (the "Final Exercise Date").

    It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.  Vesting Schedule.
    ----------------

    This option will become exercisable ("vest") in its entirety on the Grant Date.

    To the extent the option is not exercised at any time to the maximum extent permissible, it shall continue to be exercisable, in whole or in part, with respect to all shares until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof.

3.  Exercise of Option.
    ------------------

    (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in Section 3(b) hereof. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

    (b) Payment Upon Exercise. Common Stock purchased upon the exercise of this
        ---------------------
option will be paid for as follows:

        (1) in cash or by check, payable to the order of the Company;

        (2) by delivery of an irrevocable and unconditional undertaking by a credit- worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit-worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;
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        (3) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board of Directors in good faith, which Common Stock was owned by the Participant at least six months prior to such delivery;

        (4) by delivery of a promissory note of the Participant to the Company on terms determined by the Board of Directors;

        (5) by payment of such other lawful consideration as the Board of Directors may determine; or

        (6) any combination of the above permitted forms of payment.

    (c) Exercise Period Upon Death or Disability. If the Participant dies or
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becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall not be exercisable after the Final Exercise Date.

4.  Adjustments for Changes in Common Stock and Certain Other Events
    ----------------------------------------------------------------

    (a) Changes in Capitalization. In the event of any stock split, reverse
        -------------------------
stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, the number and class of securities and exercise price per share of outstanding portions of this option shall be appropriately adjusted by the Company to the extent the Board shall determine, in good faith, that such an adjustment is necessary and appropriate. If this Section 4(a) applies and
Section 4(c) also applies to any event, Section 4(c) shall be applicable to such event, and this Section 4(a) shall not be applicable.

    (b) Liquidation or Dissolution. In the event of a proposed liquidation or
        --------------------------
dissolution of the Company, the Board shall upon written notice to the Participant provide that all unexercised portions of this option will terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date.

    (c)  Reorganization Events
         ---------------------

        (1) Definition. A "Reorganization Event" shall mean: (a) any merger or
            ----------
consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

        (2) Consequences of a Reorganization Event on Options. Upon the
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occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding portions of this option shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, the option shall be considered to be assumed if, following consummation of the Reorganization Event, the option confers the right to purchase,

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for each share of Common Stock subject to the option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

    Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such option, then the Board shall, upon written notice to the Participants, provide that all then unexercised portions of the option will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the "Acquisition Price"), then the Board may instead provide that all outstanding portions of the option shall terminate upon consummation of such Reorganization Event and that the Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding portions of the option, exceeds (B) the aggregate exercise price of such option.

5.  Withholding.
    -----------

    No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

6.  Nontransferability of Option.
    ----------------------------

    This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

7.  No Rights As Stockholder.
    ------------------------

    No Participant or Designated Beneficiary (as defined below) shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to this option until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the

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exercise price of and the number of shares subject to such option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend. The Designated Beneficiary is the person or entity who the Participant designates as beneficiary, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

8.  Governing Law.
    -------------

    The provisions of this option shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

    IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

                                            NAVISITE, INC.


Dated:  February 23, 2001                   By: /s/ Joel B. Rosen
                                                ------------------------------
                                                Name:  Joel B. Rosen
                                                Title:  Chief Executive Officer

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                            PARTICIPANT'S ACCEPTANCE

     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.

                                  PARTICIPANT:

                                  /s/ James F. Moore
                                  ---------------------------
                                  Name: James F. Moore

                                  Address: Allston, MA

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